Exhibit 10.1

CREATIVE REALITIES, INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of November 7, 2019 (the “Effective Date”) by and between Creative Realities, Inc., a Minnesota corporation (the “Company”), and Dennis McGill (“Consultant”).

A. Consultant serves as a director on the Company’s Board of Directors.

B. Consultant has substantial experience providing general business and strategy consulting services to businesses.

C. The Company is in need of such services, and the Company desires to engage Consultant to provide such services.

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company hereby agree as follows:

1. Services. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, as an independent contractor to provide the services described in Schedule 1 attached hereto (the “Services”) to the Company above and beyond the services customarily provided as a prospective or current board member, on the terms and conditions set forth herein. Consultant will devote the time required, as agreed upon by the parties, to deliver the Services. Consultant shall have sole control over the detailed manner and method of performance of the Services, and the Company shall have the right to control only the end result. Unless otherwise provided herein, Consultant shall furnish, at Consultant’s own expense, the equipment, supplies and other materials used to perform the Services. The Company shall provide Consultant with access to its premises and equipment to the extent necessary for the performance of the Services.

2. Compensation and Expenses. As full compensation for the Services and the rights granted to the Company hereunder, the Company shall pay Consultant $5,000 per month (pro-rated for any partial months), in accordance with the Company’s normal payroll procedures. The Company may grant Consultant options to purchase stock in the Company from time to time pursuant to a separate option agreement between the Company and Consultant. The Company shall reimburse Consultant for his reasonable out-of-pocket expenses incurred in providing the Services in accordance with the Company’s general reimbursement policies; provided, however, that the Company shall not reimburse Consultant for any expense in excess of $1,500 unless such expense is pre-approved in writing by the Company.

3. Independent Consultant Status; Benefits. Consultant is performing the Services as an independent contractor, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship. Consultant is not an employee, agent or subcontractor of the Company. Consultant has no authority (and shall not hold himself or herself out as having authority) to act on behalf of, or to bind, the Company. Consultant shall not, on the Company’s behalf, make any representation, enter into any agreement or contract or incur any liability, in each case without the Company’s prior written consent. Consultant shall not be eligible hereunder to receive or participate in any vacation, sick leave, group medical, life or other insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees. Consultant shall pay all applicable taxes (including penalties and interest) that may arise as a result of this Agreement (collectively, “Taxes”) and make all insurance contributions (including unemployment or disability), and the Company shall not be responsible for withholding or paying any such Taxes, making any insurance contributions or obtaining worker’s compensation insurance on behalf of Consultant.

4. Confidential Information. Consultant will treat all Confidential Information (as defined below) as strictly confidential and will not, directly or indirectly, access, use, copy, remove (from the Company’s premises or control) or disclose to any Person, in whole or in part, any Confidential Information, except to the extent actually required (i) in the performance of the Services or (ii) by law or pursuant to a valid order of a court of competent jurisdiction. Consultant will promptly notify the Company, in writing, of any misappropriation or misuse of Confidential Information. “Confidential Information” means any and all confidential, secret, proprietary or otherwise nonpublic documents, materials and other information, in tangible and intangible form, of (i) the Company relating to its actual or anticipated business, operations, research or development or (ii) third parties associated with the Company, including customers, suppliers, licensors, licensees, partners, collaborators, vendors, distributors and buyers (“Third Party Information”), excluding any of the foregoing items to the extent the same became publicly known and made generally available through no wrongful act of Consultant or others.

5. Representations and Warranties. Consultant hereby represents and warrants to the Company that (i) Consultant’s entering into this Agreement and performance of the Services do not conflict with, and will not result in any breach of, or default under, any other agreement to which Consultant is subject; (ii) Consultant has all right, power and authority necessary to enter into and perform its obligations under this Agreement; and (iii) Consultant has the required skill, experience and qualifications, and all licenses and permits necessary and appropriate, to perform the Services and will perform the Services in a professional, timely and workmanlike manner in accordance with generally recognized industry standards for similar services and in compliance with all applicable laws, orders and regulations. The Company hereby represents and warrants to Consultant that (i) the Company has all right, power and authority necessary to enter into and perform this Agreement; and (ii) the execution of this Agreement has been duly authorized by all necessary corporate action.

6. Term; Termination; Survival. The term of this Agreement shall commence on the Effective Date and continue for a period of twelve (12) months, and shall renew automatically for additional twelve (12) month periods, provided that either party may terminate this Agreement at any time upon thirty (30) days’ prior written notice. Sections 2 (Compensation and Expenses), 4 (Confidential Information), and 9 (Miscellaneous) hereof will survive any expiration or termination of this Agreement.

7. Indemnity. The Company agrees to indemnify and hold harmless Consultant, subject to the exceptions below, if Consultant is a party to any proceeding related in any way to Consultant’s performance of Services. Consultant shall be indemnified by the Company against all expenses and liabilities incurred or paid by Consultant in connection with such proceeding. Consultant shall be entitled to the indemnification except to the extent that, in connection with the events giving rise to or related to the proceeding, (i) Consultant engaged in willful misconduct or gross negligence, or (ii) Consultant is liable to the Company with respect to any claim, issue or matter involved in the proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Consultant received an improper personal benefit as a result of Consultant’s willful misconduct or gross negligence.

8. Notices. All notices, requests, consents, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be to the address and marked to the attention of the individual (by name or title) set forth below or to such other address or individual as such party may designate by a notice given in accordance with this Section and shall be deemed given or delivered (a) when delivered personally, (b) one business day after being deposited with an overnight courier service (costs prepaid), or (c) when received or rejected by the addressee, if sent by certified or registered mail, return receipt requested, postage prepaid. Notices to the Company shall be delivered to the Company’s principal office, and notices to Consultant shall be sent to the most recent address of Consultant in the Company’s books and records.

9. Miscellaneous. This Agreement shall be governed by the internal laws of the State of Kentucky, without regard to any conflict of laws principles. Each party hereto irrevocably consents and submits to the exclusive personal jurisdiction of any state or federal court located in the County of Jefferson in the State of Kentucky, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for enforcement of this Agreement. Each party hereto irrevocably waives any objection such party may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement. In the event of a breach or threatened breach by Consultant of any provision hereof, Consultant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The Services are in the nature of personal services. Accordingly, without the Company’s prior written consent, Consultant may not assign, delegate or subcontract this Agreement or any right or obligation hereunder. The Company may not assign this Agreement, and its rights and obligations hereunder, without the prior written consent of the Consultant. Subject to the foregoing limits on assignment, this Agreement will inure to the benefit of, be binding on, and be enforceable against, the parties hereto and their respective successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral. No modification or waiver of any provision of, or amendment to, this Agreement shall be effective unless it is in writing and signed by Consultant and the appropriate and authorized officer of the Company. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver, and no waiver of any breach shall be held to constitute a waiver of any other or subsequent breach. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights, unless specifically provided otherwise herein. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Each party agrees to execute and deliver such additional documents and to take such further actions as may reasonably be necessary to give full effect to the purposes of this Agreement and the terms and conditions hereof. This Agreement may be executed in counterparts (including by facsimile, e mail or other means of electronic transmission), each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement.

Signature page follows.

In Witness Whereof, the undersigned have executed this Consulting Agreement as of the date set first set forth above.

Creative Realities, Inc.		Dennis McGill

By:	/s/ Richard Mills	/s/ Dennis McGill
Name:	Richard Mills
Its:	Chief Executive Officer

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